                                                                  EXECUTION COPY

                               RETENTION AGREEMENT


         This Retention Agreement (the "Agreement"), dated August 18, 2004 (the "Termination Date"), is entered into by and between Matthew Friel (the "Executive") and GenTek Inc. (together with its subsidiaries and affiliates, the "Company").

         WHEREAS, the Executive has been employed as the Chief Financial Officer of the Company as an employee at-will, and as the Chief Financial Officer of the Company, the Executive (i) was eligible to participate in that certain Company Key Employee Retention Plan (the "KERP") and (ii) was granted the following equity awards pursuant to the Company's 2003 Management and Directors Incentive Plan (the "Incentive Plan"): (x) 20,000 shares of common stock of the Company ("Common Stock") pursuant to the "Emergence Shares" Restricted Stock Agreement executed by the Company and the Executive (such shares, the "Emergence Shares");
(y) 1,167 shares of restricted Common Stock pursuant to the Restricted Stock Agreement executed by the Company and the Executive (such shares, the "Restricted Shares"); and (z) options to purchase 6,613 shares of Common Stock pursuant to the Stock Option Agreement executed by the Company and the Executive (the "Options"), which Equity Awards were granted to the Executive on March 19, 2004 (collectively, the "Equity Awards");

         WHEREAS, the Executive and the Company have agreed that, among other things, the Executive shall cease to be employed by the Company as its Chief Financial Officer, and shall instead be employed as the Executive Vice President- Finance & Business Development of the Company, effective as of August 18, 2004;

         WHEREAS, in connection with the foregoing, the Executive and the Company have agreed that, among other things, (i) certain provisions of the KERP shall, solely as they shall apply to the Executive, be modified and amended, and
(ii) the Executive shall be entitled to receive additional awards of, and based on, Common Stock upon the occurrence of a Change in Control (as defined below); and

         NOW, THEREFORE, in consideration of the recitals, promises, and other good and valuable consideration specified herein, the receipt and sufficiency of which is hereby acknowledged, the Executive and the Company (on behalf of all the Beneficiaries), agree as follows:

         1. TERM OF AGREEMENT; POSITION AND DUTIES; PRINCIPAL PLACE OF EMPLOYMENT; DEFINITIONS

               1.1 Term of Agreement. Unless earlier terminated by the Executive or the Company as set forth in the provisions of Section 2 below, the Executive's employment with the Company shall be governed by the terms of this Agreement beginning on the date hereof and ending on the later of (a) June 30, 2005 or (b) the date that is nine months after the execution of any agreement regarding transactions which, if consummated, would constitute a Change in Control (a "Transaction Agreement"), so long as the execution of such agreement occurs before June 30, 2005 (the "Term").

               1.2 Position and Duties. During the Term, for so long as the Executive remains employed with the Company, effective as of August 18, 2004, the Executive shall serve as Executive Vice President - Finance & Business Development (the "EVP"). As the EVP, the Executive shall be responsible for (a) the financial and accounting functions of the Company, with the Chief Financial Officer of the Company (who shall be responsible for all day-to-day accounting and finance operations and shall sign all financial statements) directly reporting to the Executive and, in accordance with the Company's dual reporting practice, to the Chief Executive Officer of the Company, and (b) the three current active asset sales and any potential Change in Control transaction or series of transactions, and any ancillary transactions that are reasonably related to or in furtherance of such Change in Control transaction or series of transactions. Also as the EVP, the Executive shall report to the Company's Chief Executive Officer with respect to his finance and accounting responsibilities and to the Board of Directors

(the "Board") with respect to his business development functions. The Company shall provide adequate resources (including personnel) to permit the Executive to fulfill his responsibilities hereunder as determined in the reasonable and good faith discretion of the Board.

               1.3 Compensation and Benefit Programs. During the Term, for so long as the Executive is employed with the Company, the Executive shall be treated no less favorably than any other executive officer of the Company (excluding the Chief Executive Officer of the Company) in terms of the Company's incentive compensation, retirement and welfare benefit and perquisite programs; it being specifically understood that (a) the Executive will be eligible to receive short-term and long-term incentive awards for calendar year 2005 on the same basis as other executive officers of the Company (excluding the Chief Executive Officer of the Company) to the extent that short-term or long-term award plans are established and awards are granted thereunder, (b) the Executive's Annual Salary and annual bonus opportunity will not be reduced after the date hereof, (c) the Executive will receive any excise tax gross-up protection for any taxes imposed on the Executive under Section 4999 of the Code with respect to any compensation or benefits received from the Company on the same basis and to the same extent as any other executive officer of the Company, which protection shall be additive to any such protection afforded the Executive under the KERP on the date hereof, and (d) the Executive's annual bonus for 2004 shall be equal to the Full-Year Earned Bonus (as defined in Section 1.5(c) below), which shall be payable in accordance with the terms of the Bonus Plan (as defined in Section 1.5(c) below). For the avoidance of doubt, the Executive's Annual Salary is, as of the date hereof, $310,000 and his target annual bonus opportunity under the Bonus Plan (as defined in Section 1.5(c) below) for 2004 is 100% of his Annual Salary. To the extent any severance, change-in-control or retention benefits (excluding equity-based awards made to the President of the Company's manufacturing segment) provided to any other executive officer of the Company (excluding the Chief Executive Officer of the Company), at any time while the Executive is employed with the Company during the Term, are more favorable than those provided to the Executive as described herein, the Executive shall be provided the more favorable benefit; provided, however, that for the avoidance of doubt, any such more favorable benefits shall be provided to the Executive incrementally to the benefits provided under the KERP (as modified by this Agreement) and otherwise hereunder, and shall not be additive to such benefits already provided.

               1.4 Principal Place of Employment. During the Term, for so long as the Executive is employed with the Company the Executive's principal places of employment shall be in both of the Company's New Hampshire and New Jersey offices (in each case as in existence as of the date of this Agreement) (each such place, a "Work Location"). Also during the Term, for so long as the Executive is employed with the Company, the Executive shall travel between his residence, any Work Location, and such other locations, in each case to the extent the Board reasonably determines in good faith such travel is necessary for the Executive to properly discharge his duties and functions as set forth in
Section 1.2 above; provided that (a) with respect to the duties and responsibilities executed by the Executive in the ordinary course described in clause (a) of Section 1.2 above, the Executive's travel schedule shall be generally consistent with his schedule for the 12-month period immediately prior to the date hereof and (b) with respect to the duties and responsibilities executed in connection with those events set forth in clause (b) of Section 1.2 above, the Executive's travel schedule shall be as the Board determines is reasonably necessary in order for the Executive to fulfill such duties and responsibilities.

               1.5 Definitions. For purposes of this Agreement and the KERP, the following terms shall have the following meanings:

               (a) "Cause" shall be defined as follows:

                   (i) Prior to January 31, 2005, "Cause" shall have the meaning set forth in the KERP; provided that the last sentence of the definition set forth in the KERP shall be replaced with the following sentence: "Any determination of Cause shall only be effective if made by at least two-thirds of the entire Board entitled to vote on such matters."

                   (ii) On and after January 31, 2005, the definition of "Cause"
               shall mean: (A) the willful and continued failure by the Executive (other than as resulting from his incapacity due to physical or mental illness) to substantially perform his duties and obligations to the Company (including without limitation, the willful and continued refusal to follow the reasonable and lawful directions of the person or entity to whom the Executive reports) after (I) receipt of written notice from the Company specifying in reasonable detail the manner in which the Executive has substantially failed to perform his duties and obligations and requesting the Executive to substantially perform his duties and obligations in the future and (II) the Executive fails to cure such circumstances within ten (10) business days following the Executive's receipt of such notice (the "Cure Period"); (B) the willful and knowing violation of any securities or other similar laws by the Executive in the course of the performance of his duties with the Company, (C) theft, fraud or material dishonesty by the Executive in the course of the performance of his duties with the Company, (D) intentional and willful misconduct by the Executive in the conduct of his duties hereunder that results in material and demonstrable harm to the Company, or (E) conviction of a felony or a misdemeanor which results in incarceration of the Executive for more than thirty (30) days. No act or inaction done at the direction of the Company's Chief Executive Officer or Board or that the Executive considered to be in, or not opposed to, the Company's reasonable and best interest shall be considered to be "willful" hereunder. Any Determination of Cause hereunder shall only be effective if such determination is made by at least two-thirds of the entire Board entitled to vote on such matters.

               (b) "Change in Control", as such term is used in this Agreement, shall have the same meaning as such term is defined in the Incentive Plan as in effect as of the date hereof.

               (c) "Full-Year Earned Bonus" for a particular calendar year of the Company means the Executive's annual bonus, determined under the applicable terms of the Company's bonus program (the "Bonus Plan") (which shall be applied reasonably and in good faith by the Compensation Committee of the Board) as if the Executive had been employed for the entire calendar year (i.e. not pro-rated for a partial year); provided, however, that any such annual bonus payout formula will be calculated using the Company's and the Executive's year-to-date actual performance measured as of the Termination Date (or, if the Termination Date is not on a month-end, then as of the month-end date nearest to such date) compared against the Bonus Plan targets for the applicable calendar (and bonus plan) year, as if the applicable calendar (and bonus plan) year ended on the Termination Date (or, if the Termination Date is not on a month-end, then as of the month-end date nearest to such date). For calendar year 2004 only, the 25% "quantifiable objectives" portion of the Executive's Full-Year Earned Bonus (the "Quantifiable Objectives Bonus") will be calculated in two pieces. The first piece shall equal a pro rata portion of the Quantifiable Objectives Bonus (which pro-ration shall be based on the number of 2004 calendar days that have elapsed as of the date of the Agreement relative to 364 days) (the "First Portion"). The First Portion shall equal $43,400.00, which amount shall be paid to the Executive at the time provided for in the Bonus Plan or, if earlier, as provided under this Agreement. The remainder of the Quantifiable Objectives Bonus to be paid to the Executive shall be determined based upon the degree to which the New Performance Objectives, as agreed by the parties hereto, are satisfied during the remainder of 2004.

               (d) "Good Reason" shall mean the occurrence of any of the following events, without the Executive's consent: (i) a material breach by the Company of any provisions relating to payment or provision of compensation, benefits or equity grants set forth in this Agreement or (ii) a material breach by the Company of Sections 1.2, 1.3, 1.4, 2.5, 2.6, 3, 4 or 5 of this Agreement (including, without limitation, any diminution in, or adverse change to, the Executive's titles, positions, duties, responsibilities or reporting responsibilities set forth in Section 1.2, above, or the assignment of duties and responsibilities of the Executive that are materially inconsistent with the duties and responsibilities set forth in Section 1.2, above; provided, that for the avoidance of doubt, in no event shall the consummation, in one transaction or a series of transactions, of any asset sale, sale of a business segment or sale of a subsidiary of the Company that does not constitute a Change in Control, be deemed to be a diminution in, or adverse change to, the Executive's titles, positions, duties, responsibilities or reporting responsibilities set forth in Section 1.2, above), which in any case is not cured by the Company within 10 days of written notice provided by the Executive, and in each case is based on events occurring after the date hereof.

               (e) Any capitalized term used in this Agreement that is not otherwise defined herein or elsewhere in this Agreement shall have the meaning ascribed to such term in the KERP.

         2.    PAYMENTS AND BENEFITS TO THE EXECUTIVE

               2.1 Generally. The Executive's employment with the Company hereunder may be terminated by the Company with or without Cause (as defined in this Agreement) or by the Executive with or without Good Reason (as defined in
Section 1.5(d) in this Agreement). For the avoidance of doubt, all provisions for severance benefits set forth in Section 2 of this Agreement hereby modify and replace, where otherwise duplicative, those provisions of Sections 4.01 and
4.02 of the KERP as in effect immediately prior to the date hereof.

               2.2 Termination Prior to January 31, 2005 and Prior to a Change in Control.

               (a) Termination without Cause or Resignation for Good Reason. If, prior to January 31, 2005, the Executive's employment with the Company hereunder is terminated by the Company without Cause (as defined in Section 1.5(a)(i)) or by the Executive for Good Reason, and no Change in Control has occurred prior to such Termination Date, the Executive shall receive the following: (i) the cash severance benefits and other non-cash severance benefits, at such time(s) and in such manner(s), as provided in Section 4.01 of the KERP as in effect on the date hereof; (ii) to the extent not previously paid, the Executive's Full-Year Earned Bonus for calendar year 2004, paid in a cash lump sum at the same time the amounts described in Section 2.2(a)(i) are paid; and (iii) immediate vesting of 62.5% of each of the Emergence Shares, Restricted Shares and Options. Upon the occurrence of the foregoing, notwithstanding anything set forth in the Stock Option Agreement to the contrary, all such vested Options shall remain exercisable for the balance of the original term of such Options as set forth in the Stock Option Agreement.

               (b) Termination for Cause or without Good Reason. If, prior to January 31, 2005, the Executive's employment with the Company hereunder is terminated by the Company for Cause or by the Executive without Good Reason (other than due to the Executive's death or Disability), and no Change in Control has occurred prior to such Termination Date, the Executive's rights and entitlements, if any, upon any such termination, shall be governed by the terms of any applicable plan, program or arrangement of the Company or its affiliates. For the avoidance of doubt, the effect of any termination of the Executive's employment due to his death or Disability shall be governed by the applicable terms of the KERP.

               2.3 Termination On or After January 31, 2005 and Prior to a Change in Control.

               (a) Termination Without Cause or Resignation for Any Reason. If, on or after January 31, 2005 (but prior to the expiration of the term of this Agreement as provided in Section 1.1 above), the Executive's employment with the Company hereunder is terminated for any reason (including the Executive's death or Disability or upon a voluntary termination by the Executive) other than by the Company for Cause (as defined in Section 1.5(a)(ii)) and no Change in Control has occurred prior to such Termination Date, the Executive (or his estate in the event of the Executive's death) shall receive the following: (i) the cash severance benefits and other non-cash severance benefits, at such time(s) and in such manner(s), as provided in the provisions of Section 4.01 of the KERP as in effect on the date hereof (ii) to the extent not previously paid, the Executive's Full-Year Earned Bonus for the calendar year preceding the year in which the Termination Date occurs, paid in a cash lump sum at the same time the amounts described in Section 2.3(a)(i) are paid;
(iii) a pro rata portion (which pro-rata portion shall be based on the number of calendar days that have elapsed from January 1 of the calendar year in which the Termination Date occurs through the Termination Date, relative to the total number of days in such calendar year) of Executive's Full-Year Earned Bonus for the calendar year in which the Termination Date occurs, paid in a cash lump sum at the same time the amounts described in Section 2.3(a)(i) are paid; (iv) immediate vesting of a pro rata portion of each of the Emergence Shares, Restricted Shares and Options (which pro rata portion shall in each case be based on the number of days the Executive was employed with the Company from November 10, 2003 through the Termination Date, divided by 730 (with a minimum pro rata portion of 62.5% of each such Equity Award becoming vested)); and (iv) pro rata vesting of any other equity and deferred compensation awards (collectively, "Other Awards") granted to the Executive after the date hereof (which pro-rata vesting shall be based on the number of days the Executive was employed with the Company from the applicable date of grant of any such Other Awards, divided by the number of days in the vesting schedule of such Other Awards, as applicable). For the avoidance of doubt, (x) if any Other Award has "graded" vesting, each tranche of such Other Award will be treated as a separate award for purposes of the foregoing provision and (y) all references to "deferred compensation awards" contained in this Agreement shall in no way be deemed to refer to any severance benefits to which the Executive might otherwise be entitled as described hereunder (whether pursuant to this Agreement or the KERP). In addition, upon the occurrence of the foregoing, notwithstanding anything set forth in the Stock Option Agreement (or any Other Award agreement that is an option to purchase Common Stock) to the contrary, all vested Options (and such Other Awards) shall remain exercisable for the balance of the original term of such Options (and such Other Awards) as set forth in the Stock Option Agreement (and such Other Award agreements).

               (b) Termination for Cause. If on or after January 31, 2005 (but prior to the expiration of the term of this Agreement as set provided in Section
1.1 above), the Executive's employment with the Company hereunder is terminated by the Company for Cause (as defined in Section 1.5(a)(i), above), and no Change in Control has occurred prior to the Termination Date, the Executive's rights and entitlements, if any, upon any such termination, shall be governed by the terms of any applicable plan, program or arrangement of the Company or its affiliates.

               2.4 Termination On or After a Change in Control.

               (a) Termination Without Cause or Resignation for Any Reason. If the Executive's employment with the Company hereunder is terminated for any reason (including the Executive's death or Disability or upon a voluntary termination by the Executive) other than by the Company for Cause (as defined in
Section 1.5(a)(ii), above) on or after the occurrence of a Change in Control of the Company, if any, the Executive (or his estate, in the event of the Executive's death) shall receive the following: (i) the cash severance benefits and other non-cash severance benefits, at such time(s) and in such manner(s), as provided in the provisions of Section 4.01 of the KERP as in effect on the date hereof; (ii) to the extent not previously paid, the Executive's Full-Year Earned Bonus for the calendar year preceding the year in which the Termination Date occurs, paid in a cash lump sum at the same time the amounts described in
Section 2.4(a)(i) are paid; (iii) a pro rata portion (which pro-rata portion shall be based on the number of calendar days that have elapsed from January 1 of the calendar year in which the Termination Date occurs through the Termination Date, relative to the total number of days in such calendar year) of Executive's target annual bonus (as established under the Bonus Plan) for the calendar year in which the Termination Date occurs, paid in a cash lump sum at the same time the amounts described in Section 2.4(a)(i) are paid; and (iv) immediate vesting of any Other Awards. In the event any Other Awards are options to purchase Common Stock, all such vested options shall remain exercisable for the balance of their term, as set forth in the governing option award agreement(s) providing for such Other Awards, notwithstanding the terms thereof.

               (b) Termination for Cause. If the Executive's employment with the Company hereunder is terminated by the Company for Cause (as defined in Section 1.5, above, as applicable based on the date of the Termination Date) on or after the occurrence of a Change in Control of the Company, the Executive's rights and entitlements, if any, upon any such termination, shall be governed by the terms of any applicable plan, program or arrangement of the Company or its affiliates.

               2.5 Effect of a Change in Control.

               (a) Change in Control Occurs while Executive is Employed by the Company. During the Term, upon the occurrence of a Change in Control that occurs while the Executive is employed by the Company the Executive shall be entitled to the following: (i) the Executive shall receive an immediate cash lump sum payment equal to the product of (A) the Per Share Transaction Price (as defined in Section 2.5(c) below), multiplied by (B) the sum of such number of shares of Common Stock as shall be determined as follows: (x) 7,000 shares of Common Stock; plus (y) if the Per Share Transaction Price equals or exceeds $60 per share, an additional 2,500 shares of Common Stock; plus (z) 500 shares of Common Stock (up to a maximum of 5,000 additional shares of Common Stock) for each $1 (or fraction thereof) by which the Per Share Transaction Price exceeds $60 per share; and (ii) all Equity Awards and Other Awards previously granted to the Executive at any time that were not vested at the time of the Change in Control shall immediately vest. The vested Options (and any Other Awards that are options to purchase Common Stock) shall remain exercisable for the balance of their original term, as set forth in the Stock Option Agreements (and other governing option award agreement(s) providing for such Other Awards).

               (b) Change in Control Occurs within Specified Period of Termination Date. Notwithstanding anything to the contrary contained herein, if
(i) the Executive's employment with the Company hereunder is terminated by the Company without Cause (as defined in Section 1.5, above, as in effect based on the date of the Termination Date) at any time beginning forty-five (45) days prior to the execution of a Transaction Agreement and (ii) the transaction(s) contemplated under the Transaction Agreement is/are consummated within the nine-month period immediately following the date of execution of such Transaction Agreement, then upon the occurrence of the Change in Control contemplated by the Transaction Agreement, the Executive shall be entitled to the following:

                           (A) Any unvested portion of all Equity Awards and
Other Awards that the Executive forfeited upon his prior termination of employment with the Company, if any (the "Forfeited Equity Awards"), shall be reinstated to the Executive on the same terms and conditions as if the Executive's employment had never terminated, and immediately thereupon shall become fully vested and nonforfeitable, and such reinstated Forfeited Equity Awards shall be treated in the same manner (i.e., are cashed out, converted into new securities, or treated in a proportionate combination thereof) that (I) with respect to the reinstated Emergence Shares, Restricted Shares and any equity-based Other Awards (other than options) granted to the Executive after the date hereof, any other then outstanding shares of Common Stock, and (II) with respect to any reinstated Options (and Other Awards that are options to purchase Common Stock), any other then outstanding options to purchase Common Stock, are, in each case identified in clauses (I) and (II) herein, treated in the Change in Control; provided, however, that if (x) the Company is prohibited from so reinstating any Options (and any Other Awards that are options to purchase Common Stock), (i.e., the Company is unable, whether due to applicable securities, exchange, accounting or other laws, rules, or regulations or otherwise, to grant options to purchase Common Stock having a per share exercise price that is less than the Per Share Transaction Price, in whole or in part) and (y) such options, if held on the date the Change in Control occurs, would otherwise be converted into options on new securities (and would not be cashed out in an amount equal to the excess of (aa) the Per Share Transaction Price (as defined in Section 2.6 below) minus (bb) the exercise price of such options), then upon the occurrence of the Change in Control, the Company shall instead pay to the Executive a cash lump sum in an amount equal to the Black-Scholes value of any such options that are not so reinstated

(with such value determined based on the Per Share Transaction Price, and using other reasonable assumptions and methodologies as are necessary to calculate such value).

                           (B) The Company shall immediately make to the
Executive a cash lump sum payment in an amount calculated in accordance with in Section 2.5(a)(i) above.

               (c) Definition of "Per Share Transaction Price". For purposes of this Section 2.5, the Company and the Executive shall cooperate in good faith to determine an appropriate definition of "Per Share Transaction Price," which shall generally mean (i) the gross transaction price being paid in the Change in Control (including assumed debt), divided by (ii) the number of outstanding shares of Common Stock and shall, in any event, take into account the form of the Change in Control transaction (i.e., a stock or asset sale) and the fact, if applicable, that less than all the assets or Common Stock of the Company are sold (i.e., so that the gross transaction price shall be based on the value implied by the value of the actual sale).

               2.6 Indemnification. The Company agrees to indemnify and hold harmless the Executive from any and all damages, liabilities, claims, and expenses including court costs and reasonable attorneys' fees incurred by the Executive in connection with his employment by the Company and to provide indemnification insurance coverage to the Executive, in each case, on the same basis and to the fullest extent provided to any other senior executive of the Company at any such time.

        3. CONTINUING EFFECTIVENESS OF KERP; COVENANT NOT TO DISCLOSE CONFIDENTIAL NATURE OF THIS AGREEMENT

               3.1 Continuing Effectiveness of the KERP the Equity Awards. The Executive and the Company hereby mutually acknowledge and agree that the KERP and the Equity Awards hereby remain in full force and effect, and the Executive shall continue to be entitled to such rights and entitlements, and shall have such rights and obligations, as set forth in the KERP and the Equity Awards; provided, however, that (a) the definitions set forth in Section 1.5 of this Agreement hereby modify and replace the definitions of such terms as set forth in the KERP (as provided in Section 1.5), (b) the provisions for severance benefits upon a termination of the Executive's employment without Cause by the Company or for Good Reason (or without Good Reason, as applicable), in each such case as set forth in Section 2 of this Agreement, hereby modify and replace where otherwise duplicative, those provisions of Sections 4.01 and 4.02 of the KERP as in effect immediately prior to the date hereof, (c) the benefits described in Section 2.3(a)(i), Section 2.4(a)(i) and Section 2.5(a)(i) of this Agreement shall be considered to be a "payment or distribution to or for the benefit of" the Executive under the KERP for purposes of applying Section 4.04 of the KERP, and (d) the provisions of Section 6 of this Agreement hereby modify Sections 6.02 and 6.03 of the KERP, as applicable. For the avoidance of doubt, if the Executive is eligible for severance benefits under Section 2.2, Section
2.3 or Section 2.4 of this Agreement, he shall be entitled to receive such benefits, notwithstanding any provision of the KERP that would otherwise deny him any such benefits.

               3.2 Confidentiality Covenant. Until such time as the Agreement is disclosed to the Company's shareholders as required pursuant applicable securities laws, Executive shall not disclose, whether orally or in writing, to any person or entity (other than his spouse, his legal counsel and/or his financial advisor) the terms of this Agreement or that certain Term Sheet for Matt Friel dated July 23, 2004, as executed by the Company and the Executive (the "Term Sheet"); provided, however, that the Executive shall be permitted to discuss, on an internal basis, the change in his position and title with employees of the Company to the extent he determines it is reasonably necessary in order for him to discharge his new duties and responsibilities and for the efficient operation of the Company. The Executive agrees and understands that his obligations set forth in this Section 3.2 is separate from any other provisions in this Agreement and that any breach of this provision may be treated by the Company as a breach of this Agreement for which the Executive may be separately liable, and that in addition to the

Company's remedies at law, the Company may, without posting any bond, obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available.

        4. INTEGRATION OF CERTAIN KERP PROVISIONS; AMENDMENT OF CERTAIN KERP PROVISIONS

               4.1 Integration of Certain KERP Provisions. Sections 6.01, 6.02, 7.01, 7.02, 7.04, 7.09, and 7.14 of the KERP (with appropriate adjustments to reflect the fact that such provisions shall apply to, and are hereby incorporated by reference into, this Agreement).

               4.2 Amendment of Certain KERP Provisions.

                   (a) Legal Fees in the event of Arbitration. Section 6.02 of the KERP is hereby amended, solely for the benefit of the Executive, by deleting the second to last sentence contained in such Section and replacing it with the following: "Notwithstanding the foregoing, the Company shall reimburse the Executive for his reasonable legal fees and costs incurred in connection with any dispute regarding this Plan, so long as the Executive substantially prevails on any material issue involved in such dispute."

                   (b) Exclusivity of Dispute Resolution Procedures. Section
6.03 of the KERP is hereby amended, solely for the benefit of the Executive, by adding the following provision to the end of the first sentence contained therein: "; provided, however, in no event shall this provision apply to any determination of Cause made hereunder."

        5.     LEGAL FEES

         The Company shall reimburse the Executive (or pay on behalf of the Executive) for the Executive's reasonable legal fees incurred in connection with the negotiation and execution of the Term Sheet and this Agreement (including fees incurred in connection with the dispute under the KERP, which dispute is deemed settled), up to a maximum of $25,000 in the aggregate, following the Company's receipt from the Executive (or his legal counsel) of documentation reasonably evidencing such services and fees incurred in connection therewith. In addition, the Company shall reimburse the Executive for his reasonable legal fees and costs incurred in connection with any dispute regarding this Agreement, so long as the Executive substantially prevails on any material issue involved in such dispute.

         6.    SEVERABILITY; CONSTRUCTION

               6.1 Severability.

               If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, this determination will not affect any other provision of this Agreement or the remaining portion of a partially invalid provision, which shall remain in force, and the provision in question shall be modified by the court so as to be rendered enforceable.

               6.2 Construction

               Each party and its counsel have reviewed this Agreement and have been provided the opportunity to review this Agreement and accordingly, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement. Instead, the language of all parts of this Agreement shall be construed as a whole, and according to their fair meaning, and not strictly for or against either party.

        7.     ACCEPTANCE AND EFFECTIVENESS; AMENDMENT OR WAIVER

               7.1 Acceptance and Effectiveness. This Agreement shall become effective immediately upon the Executive's execution of this Agreement.

               7.2 Amendment or Waiver. No provision in this Agreement may be amended unless such amendment is agreed to in writing and signed by the Executive and an authorized officer of the Company. No waiver by either party of any breach by the other party of any condition or provision contained in this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. For the avoidance of doubt, the terms of any Other Award issued after the date hereof shall not limit or restrict the terms of this Agreement applicable to such Other Award unless the Executive executes a writing that specifically refers to the provisions of this Agreement to be limited or restricted.

         8.    MISCELLANEOUS

               8.1 Entire Agreement. Except as set forth in this Agreement, the Agreement, along with the KERP (as amended by this Agreement), and the governing documents of the Equity Awards and any Other Awards set forth the entire agreement between the parties hereto with respect to the matters addressed herein, and fully supersede any and all prior agreements or understandings (including, without limitation, the Term Sheet and that certain letter from the Company to the Executive dated March 19, 2004, regarding the Equity Awards).

               8.2 Third Party Beneficiaries. Nothing expressed or implied in this Agreement is intended to confer any rights, remedies, obligations or liabilities upon any person other than the Company and the Executive.

               8.3 Notices. All notices hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, or on day after sending by express mail or other overnight courier service or three days after sending by certified mail or registered mail, postage prepaid, return receipt requested. Any notice shall be sent as follows:

               To the Executive

               At the Executive's home address as reflected on the personnel records of the Company as of the date hereof

               With a copy to:

               Milbank, Tweed, Hadley & McCloy LLP
               1 Chase Manhattan Plaza
               New York, New York  10005
               Attention:  Scott Price, Esq.

               To the Company

               GenTek Inc.
               90 East Halsey Road
               Parsippany, New Jersey 07054
               Attention:  Board of Directors

               With a copy to:

               Latham & Watkins LLP
               555 Eleventh St., N.W.
               Washington, D.C. 20004
               Attn:  Eric Bernthal, Esq.

               8.4 Binding Agreement; Assignment; Transfers. This Agreement is binding upon, and shall inure to the benefit of the Executive and each of the Company and the other Beneficiaries and to each party's heirs (in the case of the Executive), executors, administrators, successors and assigns. In the event of the Executive's death or a judicial determination of the Executive's incompetence, the compensation and benefits due the Executive under this Agreement shall be paid to the Executive's estate or legal representative, as the case may be, and any references in this Agreement to the Executive shall be deemed to refer, where appropriate, to the Executive's estate or other legal representative or to the Executive's designated beneficiary or beneficiaries. the Company is entitled to assign or otherwise transfer its obligations and rights to any of its affiliates; provided, however, that to the extent such affiliate does not perform or otherwise satisfy the Company's obligations as set forth in this Agreement, the Company shall remain liable to the Executive for all such obligations; provided, further, however, that in the event of a sale of all or substantially all of the assets, stock or business of the Company, the acquirer thereof shall be required to assume this Agreement and all obligations to the Executive hereunder.

               8.5 Non-Exclusivity of Rights. Except as specifically provided herein with respect to certain provisions of the KERP, nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in, or entitlements under, any benefits, bonus, incentive or other plan or program of the Company for which the Executive may qualify, nor shall anything herein limit or reduce such rights as the Executive may have under any other plan or program of the Company.

               8.6 Counterparts. This Agreement may be executed in one or more counterparts and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all which taken together shall constitute one and the same agreement.

                           [Signatures on next page.]

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement effective as of the day and year first above written.



                                   GENTEK INC.


                                   By: ______________________________________
                                       -

                                   Title: ___________________________________


                                   MATTHEW FRIEL


                                   __________________________________________